Exhibit 3.103

State of Maine

Department of the Secretary of State

I, the Secretary of State of Maine, certify that according to the provisions of the Constitution and Laws of the State of Maine, the Department of the Secretary of State is the legal custodian of the Great Seal of the State of Maine which is hereunto affixed and that the paper to which this is attached is a true copy from the records of this Department.

In testimony whereof, I have caused the Great Seal of the State of Maine to be hereunto affixed. Given under my hand at Augusta, Maine, this twenty-second day of October 2015.

/s/ Matthew Dunlap Matthew Dunlap Secretary of State

Authentication: 4667-498	- 1 -	Thu Oct 22 2015 09:28:29

DOMESTIC BUSINESS CORPORATION STATE OF MAINE ARTICLES OF INCORPORATION (Mark box only of applicable) This is a professional corporation** formed pursuant to 13 MRSA Chapter 22-A to provide the following professional services: $$Billing Fee $145.00 File No. 20071009 D Pages 2 Fee Paid $ 145 DCN 2070102400073 ARTI FILED 01/05/2007 Deputy Secretary of State A True Copy When Attested By Signature (type of professional services) Pursuant to 13-C MRSA §202, the undersigned executes and delivers the following Articles of Incorporation: FIRST: The name of the corporation is Discovery House-BR, Inc. SECOND: The name of its initial Clerk, who must be a Mane resident, and the address of the initial registered office shall be: Kevan Lee Rinehart, Esq.- Bernstein, Shur, Sawyer & Nelson (name) 100 Middle Street, 6th Floor, Portland, ME 04104 (physical location, not P O Box - street, city, state and zip code) (mailing address of different from above) THIRD: (“X” one box only) There shall be only one class of shares. The number of authorized shares is 600. (Optional Name of class: There shall be two or more classes or series of shares. The information required by 13-C MRSA §601 concerning each such class and series is set forth in Exhibit attached hereto and made a part hereof. FORTH: (“X” one box only) ×b; The corporation will have a board of directors There will be no directors; the business or the Corporation will be managed by shareholders. (13-C MRSA §743) FIFTH: (For corporations with directors, each of the following provisions is optional -- “X” only if applicable) ×b; The number of directors is limited as follows: not fewer than 1 nor more Than 10 directors (13-C MRSA §803) ×b; To the fallen extent permitted by 13-C MRSA §202.2.D, a director shall have no liability to the Corporation or its shareholders for money damages for an action taken or a failure to take an action as a director. Except as otherwise specified by contract or in its bylaws, the Corporation shall in all cases provide indemnification (including advances of expenses) to its directors and officers to the fullest extent permitted by law. (13-C MRSA §§202, 857 and 859)

SIXTH: ("X" only if applicable)

☐ The Corporation elects to have preemptive rights as defined in 13-C MRSA §641.

SEVENTH: ("X" only if applicable)

☐ Additional provisions of these Articles of Incorporation are set forth in Exhibit ____ attached hereto and made a part hereof. (13-C MRSA §202)

EIGHTH: Name and address of each Incorporator is set forth below or on Exhibit ___ attached hereto.

(type or print name)	(street or mailing address) / (city, state and zip code)
David L. Piccoli, II	66 Pavilion Avenue Providence, RI 02905

DATED 1-2-07

*By ______________________ (signature of incorporator)

David L. Piccoli, II, President
(type or print name and capacity)

Acceptance of Appointment of Clerk

The undersigned hereby accepts the appointment as clerk for the above-named domestic business corporation.

DATED 12/20/2006

______________________ (signature of clerk)

Kevan Lee Rinehart, Esq.
(type or print name)

Note: Unless the Clerk is signing here to accept appointment as clerk, Form MBCA-18 (13-C MRSA §501.3) must accompany this document.

**The professional corporation name must contain one of the following: "chartered," "professional corporation," "professional association" or "service corporation" or the abbreviation "P.C.," "P.A." or "S.C." Examples of professional service corporations are accountants, attorneys, chiropractors, dentists, registered nurses and veterinarians. (This is not an inclusive list – see 13 MRSA §723.7.)

*These articles must be dated and executed by an incorporator pursuant to the provisions of 13-C MRSA §121 5.

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL. (207) 624-7740

FORM NO. MBCA-6 (2 of 2) Rev. 8/1/2004

Authentication: 4667-498 - 3 - Thu Oct 22 2015 09:28:29